Exhibit 10.1

AGREEMENT AND GENERAL RELEASE

CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND RELEASE. BY SIGNING THIS AGREEMENT AND RELEASE, YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS.

This agreement and general release (the “Agreement”) is made as of the Execution Date by and between DLH Holdings Corp.)  (f/k/a TeamStaff, Inc.) (hereinafter referred to as the “Company”) and by John E. Kahn (“Kahn” or “Employee”).  As used herein, the term “Execution Date” shall mean the later of the two dates on which this agreement has been executed by Employee and the Company, as specified on the signature page of this Agreement.

WHEREAS, Kahn has been an employee of the Company, and

WHEREAS, Kahn has been employed pursuant to a written employment agreement dated as of September 17, 2010 (the “Employment Agreement”); and

WHEREAS, Employee and the Company each desire an amicable cessation of the employment relationship and to settle fully and finally any and all differences between Employee and the Company including, but not limited to, any differences that might arise out of Employee’s employment with the Company and the termination thereof;

NOW, THEREFORE, in consideration of the covenants and promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Employee and the Company (who hereinafter collectively may be referred to as the “Parties”) hereby agree as follows:

1.                                      Cessation of Relationship.  Employee acknowledges and agrees that Employee’s employment with the Company, including his position as Chief Financial Officer of the Company (and in any other capacity in which Employee was employed either by the Company or any of its subsidiaries) terminated or shall terminate effective at the close of business on June 25, 2012 (the “Termination Date”), and except as otherwise stated in this Agreement, all terms of the Employment Agreement are terminated and shall be deemed superseded by this Agreement.

a.              Employee hereby voluntarily resigns as a member of the board of directors of any subsidiary of the Company, effective as of the Termination Date.

b.              Employee will provide reasonable cooperation, whether before, on or after the Execution Date, in completing any action necessary to fully implement his resignation, including the execution of any documentation necessary to effectuate his removal from and/or the transfer of any position he has held as an officer or director of the Company and any of its subsidiaries.

c.               Company has filed a Form 8-K reporting the termination of Employee as an officer of the Company and will promptly notify all applicable State and/or Federal authorities that Employee is no longer an officer of the Company or its subsidiaries as such is required by applicable law.

2.                                      Severance Payments. On or after the Effective Date, as defined below, and in consideration for Employee’s execution of this Agreement, and for the release of claims against the Company, and in consideration of Employee’s further representations, promises and covenants, the Company will give Employee the following:

a.              The termination of Employee’s Employment shall be deemed a termination without cause.

b.              Employee shall receive and be paid, less legally required payroll deductions, a severance payment equal to the sum of 12 months of Employee’s Base Salary in effect on the Termination Date of $190,000 (the “Severance Payment”), payable in equal installments on each of the Company’s regular pay dates during the twelve month period commencing on the first regular executive pay date following the Termination Date, provided that Employee has not revoked this Agreement.  Notwithstanding the foregoing, the first payment hereunder shall be made on the first regular executive pay date following the Effective Date and shall include all installments of the Severance Payment from the Termination Date to the date of such payment.  All payments shall be made net of legally required payroll deductions.

c.               All unvested employee stock options held by the Employee as of the Termination Date shall be deemed cancelled as of the Effective Date.  The Employee’s ability to exercise vested stock options shall be as specified in the certificates representing his option awards, which, for the avoidance of any doubt, is hereby confirmed as being for a period of 90 days after the Date of Termination.  Company and Employee agree and acknowledge that the following option certificates are the option certificates held by Employee: (i) Certificate No. 2010-3, representing options to purchase 150,000 Shares of Common Stock, granted on September 22, 2010 of which 50,000 shares are agreed to be vested as of the Termination Date and (ii) Certificate No. 2011-2, representing options to purchase 100,000 Shares of Common Stock, granted on August 18, 2011 of which 50,000 shares are agreed to be vested as of the Termination Date.

d.              Employee shall be entitled to COBRA benefits to the maximum amount permitted by law, in accordance with, and subject to, the terms and conditions of the Employment Agreement. The Company shall pay the premiums for continuation health and dental insurance coverage under the Company’s health and dental insurance plans pursuant to COBRA through the first to occur of (i) the expiration of the 12-month Severance Pay Period (as defined in the Employment Agreement) and (ii) the date Employee becomes eligible to enroll in reasonably equivalent health and dental plans of another employer of the Employee. In the event that Employee’s right to continuation health or dental insurance benefits under the Company’s health or dental insurance plans under COBRA expires prior to the occurrence of (i) or (ii) above, the Company shall provide Employee with reasonably equivalent health and dental benefits for Employee and Employee’s family.

3.                                      Compensation and Benefits.

a.              Employee shall also be entitled to receive accrued compensation payable through the Termination Date, including an aggregate of $13,240.64 for unused vacation time through the Termination Date, which amount shall be paid on the first regular payroll period of the Company that occurs after the Effective Date.

b.              To the extent Employee has unreimbursed business expenses, incurred through the Termination Date, Employee has submitted all such expenses with all appropriate documentation prior to the Termination Date, and, those expenses which meet the Company’s guidelines will be reimbursed. Any expense account that Employee has with the Company terminates effective on the Termination Date, and any expenses already incurred have been reviewed and processed in accordance with the policies and procedures of the Company. No new expenses may be incurred after the Termination Date. Employee represents that there are no outstanding balances in his expense accounts that represent non-reimbursable expenses.

c.               Employee’s holding of 51,020 fully paid shares of the Company’s common stock is hereby confirmed and Company undertakes to promptly deliver to Employee a certificate in respect of such shares with only such restrictive legend, if any, as is required by law and to promptly exchange such certificate for an equivalent certificate without any restrictive legend as soon as permitted by law.

4.                                      No Admissions. Employee, the Company and Releasees understand that neither this Agreement (nor anything contained herein) nor the making of this Agreement is intended, and shall not be construed, as an admission that Employee, the Company or any of the Releasees have violated any federal, state or local law (statutory, decisional or common law), or any ordinance or regulation, or has committed any wrong whatsoever with respect to the Employee (including, but not limited to, breach of any contract, actual or implied).

5.                                      Acknowledgment.  Employee acknowledges that the consideration provided in this Agreement exceeds that to which Employee would otherwise be entitled under the normal operation of any benefit plan, policy or procedure of the Company or under any previous agreement (written or oral) between Employee and the Company. Employee further acknowledges that the agreement by the Company to provide consideration pursuant to this Agreement beyond Employee’s entitlement is conditioned upon Employee’s release of all claims against the Company and Employee’s compliance with all the terms and conditions of this Agreement. Furthermore, except as provided in this

Agreement, Employee gives up Employee’s right to individual damages in connection with any administrative or court proceeding with respect to any claim that has been waived herein, arising out of Employee’s employment or separation from employment from the Company and if Employee is awarded or accepts money damages, Employee will assign to the Company any right and interest to such money damages.

6.                                      No Other Payments or Rights.  Employee acknowledges and agrees that he is owed no other wages, commissions, bonuses, vacation pay, employee benefits, or other compensation, and except as provided for herein, there shall be no other payments or benefits payable to Employee, including but not limited to, salary, bonuses, commissions, benefits, finder’s fees and/or other payments or rights, including without limitation, any rights held by Employee pursuant to the Employment Agreement.

7.                                      Arbitration.  The Parties specifically and knowingly and voluntarily agree to arbitrate any controversy, dispute or claim which has arisen or should arise in connection with Employee’s employment, the cessation of Employee’s employment, or in any way related to the terms of this Agreement.  The Parties agree to arbitrate any and all such controversies, disputes, and claims before a single arbitrator in the State of Georgia in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law and admitted to practice in the State of Georgia. In the course of any arbitration pursuant to this Agreement, Employee and the Company agree (i) to request that a written award be issued by the arbitrator,  and (ii) that each side is entitled to receive any and all relief it would be entitled to receive in a court proceeding. The Parties knowingly and voluntarily agree to enter into this arbitration clause and, except as provided elsewhere herein, waive any rights that might otherwise exist to request a jury trial or other court proceeding. This paragraph is intended to be both a post-dispute and pre-dispute arbitration clause.  Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties. The Parties’ agreement to arbitrate disputes includes, but is not limited to, any claims of unlawful discrimination and/or unlawful harassment under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act 1967, as amended, the Americans with Disabilities Act, or any other federal, state or local law relating to discrimination in employment and any claims relating to wage and hour claims and any other statutory or common law claims.

8.                                      Injunctive Relief.

a.              Notwithstanding anything to the contrary in the Employment Agreement or in this Agreement, Employee acknowledges and agrees that any breach by Employee (or threat thereof) of the non-disparagement, confidentiality, non-competition, or cooperation obligations (as provided by Paragraphs 10 — 13 of this Agreement) will cause the Company irreparable injury not compensable by money damages and therefore, the Company will not have an adequate remedy at law and accordingly, the Company may institute an action or proceeding in any court having competent jurisdiction to enforce such obligations, and the Company shall be entitled to injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual.

b.              Notwithstanding anything to the contrary in the Employment Agreement or in this Agreement, the Company acknowledges and agrees that any breach by the Company (or threat thereof) of the non-disparagement provisions as provided by Paragraph 13 of this Agreement will cause Employee irreparable injury not compensable by money damages and therefore, Employee will not have an adequate remedy at law and accordingly, Employee may institute an action or proceeding in any court having competent jurisdiction to enforce such obligations, and Employee shall be entitled to injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual.

9.                                      Confidentiality.

a.              Employee agrees that the provisions of Article VI of the Employment Agreement shall remain in full force and effect. Employee further acknowledges and agrees that any non-public and/or proprietary information of the Company and/or its customers disclosed to or prepared by Employee during Employee’s employment remains confidential and may not be used and/or disclosed by Employee hereafter without the prior written consent of the Company.  Such information includes, without limitation, information concerning products and services developed and under development, pending or completed Company regulatory matters (internal or external), litigations, arbitrations, internal investigations or reviews, internal compliance memoranda and reviews.

b.              Employee agrees that the terms and existence of this Agreement are and shall remain confidential and agrees, to the maximum extent permitted by applicable law, rule, code or regulation, not to disclose (directly or indirectly) the terms, conditions or existence of this Agreement, or to talk or write about the negotiation, execution or implementation of this Agreement, without the prior written consent of the Company, except as required by law, regulatory authorities, internally to process this Agreement at the Company, or in connection with any arbitration or litigation arising out of this Agreement. Anything herein to the contrary notwithstanding, Employee may disclose the terms of this Agreement to Employee’s immediate family, financial advisors, accountants and attorneys, provided that Employee advises any individual to whom the terms, conditions or existence of this Agreement has been disclosed (in accordance with this sentence) of the confidentiality requirements of this paragraph and Employee shall use Employee’s best efforts to ensure that the requirements are complied with in all respects.  Further, nothing in this paragraph shall preclude Employee from using this Agreement in any action for breach of this Agreement.  In that case, however, Employee shall seek to protect the terms of this Agreement from public disclosure to the extent possible, including filing this Agreement under seal where permissible to do so.

c.               Employee agrees that in the event Employee is contacted by the media in any form, including, but not limited to, any wire service, newspaper, magazine or web-based news service, with respect to the Company, its clients and/or customers, and/or Employee’s conduct and/or employment at the Company, Employee will immediately refer all contacts directly to Mr. Zachary Parker, Chief

Executive Officer, or his successor at the Company.

10.                               Restrictive Covenants. Employee hereby agrees that all of the provisions of the restrictive covenants included in Article VII of the Employment Agreement shall remain in full force and effect in accordance with their terms and Employee shall abide by such provisions.

11.                               Non-Disparagement.

a.              Employee agrees that for a period of three years following the Termination Date, Employee will not make any negative or derogatory statements in verbal, written, electronic or any other form about the Company, its, officers, directors, products, customers, suppliers, employees, agents or affiliates, including, but not limited to, a negative or derogatory statement made in, or in connection with, any article or book, on a website, in a chat room or via the internet except where such statement is required by law or regulation. Nothing contained in this paragraph shall be construed as requiring the Employee to provide untruthful sworn testimony in any legal proceeding.

b.              The Company agrees that for a period of three years following the Termination Date, the Company will not make any negative or derogatory statements in verbal, written, electronic or any other form about Employee, including, but not limited to, a negative or derogatory statement made in, or in connection with, any article or book, on a website, in a chat room or via the internet except where such statement is required by law or regulation. Nothing contained in this paragraph shall be construed as requiring any individual to provide untruthful sworn testimony in any legal proceeding. The Company will also advise the Releasees of their obligation to comply with this subparagraph 11 (b).

12.                               Litigation.

a.              The payments to be made hereunder are conditioned on the full cooperation by Employee with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal or regulatory proceedings in which Employee’s assistance may be reasonably requested by the Company. Reasonable expenses arising from the cooperation will be reimbursed in accordance with the Company’s guidelines and Employee will be remunerated on an hourly basis at his Base Salary in effect on the Termination Date for any such assistance provided by the Employee. Consistent with the Articles of Incorporation of the Company, and the Company’s By-Laws, and the Employment Agreement, but in any event subject to applicable law, the Company will hold harmless and indemnify Employee from and against any expenses (including attorneys’ reasonable fees), judgments, fines and amounts paid in settlement arising from any claim, suit or other action against Employee by any third party, on account of any action or inaction by Employee taken or omitted to be taken by Employee on behalf of the Company during the course of his employment, up to his date of termination, provided that such action or inaction by

Employee was within the scope of Employee’s employment, and was taken (or not taken) in good faith.  In addition, consistent with the requirements of the Employment Agreement, the Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising in connection with his employment by the Company for a period of six (6) years from the Termination Date.  The provisions of this section 12(a) are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise.

b.              Promptly after receipt by Employee under this paragraph of notice of the commencement of any action, suit or proceeding, Employee shall notify the Company in writing of the commencement thereof (but the failure so to notify shall not relieve the Company from any liability which it may have under this paragraph except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against Employee, and Employee notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and to the extent it may elect by written notice delivered to the Employee promptly after receiving the aforesaid notice from Employee, the Company may assume the defense thereof.  Notwithstanding the foregoing,  Employee shall have the right to employ his own counsel in any such case but the fees and expenses of such counsel shall be at the expense of Employee unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action at the expense of the Company,  or (ii) Employee and his counsel shall have reasonably concluded that there may be material defenses available to him that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of Employee), in any of which events such fees and expenses of one additional counsel shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, neither Employee or the Company shall be liable for any settlement of any claim or action effected without its written consent; provided however, that such consent was not unreasonably withheld or delayed, and, provided further, that no consent shall be required if such settlement provides for a full and final release of the Company and the Employee with no required admission of liability or requirement of payment.

c.               Employee acknowledges that he has advised the Company completely and candidly of all facts of which he is aware that may give rise to legal matters. The Company is not aware of any claims or any facts giving rise to a claim against the Employee by the Company.

13.                               References.  You agree to cause all requests for references to be forwarded to the Company, attention: Chief Executive Officer. The Company will state in response to such inquiries your dates of employment and positions held. The Company shall not be responsible for responses to reference requests sought or obtained other than under the procedures set forth in this paragraph.

14.                               Waiver and Release.

a.              In consideration of the payments, benefits, agreements, and other consideration to be provided by the Company as described in this Agreement, Employee for himself and for his heirs, executors, administrators, and their respective successors and assigns HEREBY RELEASES AND FOREVER DISCHARGES, to the maximum extent permitted by law, the Company, its stockholders, subsidiaries, affiliates, divisions, successors and assigns, their respective current and former officers, directors, employees, agents, attorneys, whether as individuals or in their official capacity, and each of their respective successors and assigns (hereinafter collectively referred to as the “Releasees”) of and from all or any manner of actions, causes and causes of action, suits, debts, obligations, damages, complaints, liabilities, losses, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments and expenses (including attorneys’ fees and costs), extents, executions, claims and demands whatsoever at law or in equity (“claims”), specifically including by way of example but not limitation, Title VII of the Civil Rights Acts of 1964 and 1991, as amended; the Civil Rights Act of 1866; the Employee Retirement Income Security Act of 1974, as amended; the National Labor Relations Act, as amended; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended; the Worker Adjustment and Retraining Notification Act; the Pregnancy Discrimination Act, the Sarbanes-Oxley Act of 2002, under the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Act,  or any applicable federal or state False Claims Act statute; and all Federal, State and local statutes, regulations, decisional law and ordinances and all human rights, fair employment, contract and tort laws relating in any way to Employee’s employment with the Company and/or the termination thereof, including, by way of example but without limitation, any civil rights or human rights law, as well as all claims for wrongful discharge, breach of contract, personal injury, defamation, mental anguish, injury to health and reputation, sexual, harassment, which Employee ever had, now has, or which Employee hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of the Employment Agreement, Employee’s employment by the Company or the termination thereof from the beginning of the world until the Execution Date, provided that this General Release shall not extend to (i) any rights, remedies, or claims Employee may have in enforcing the terms of this Agreement; (ii) any rights Employee may have to receive vested amounts under the Company’s stock option plan, 401-K or pension plans; (iii) Employee’s rights as a holder of shares of the Company’s common stock; or (iv) Employee’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA). Employee takes this action fully aware of Employee’s rights arising under the laws of the United States (and any State or local governmental entity thereof) and voluntarily waives and releases all such rights or claims under these or other laws, but does not intend to, nor is Employee waiving any rights or claims that may arise after the date that this Agreement is signed by Employee. The provisions of any laws providing in substance that releases shall not extend to claims which are at the time unknown to or unsuspected by the person executing such release, are hereby waived.

b.              In consideration of the benefit to the Company of this Agreement and Employee’s waiver of his rights as provided herein, the Company hereby agrees to forever waive any right to terminate the Employment Agreement for “Cause,” or claim that Employee has committed acts or omissions that would constitute “Cause” under the Employment Agreement.

15.                               Applicable Law. This Agreement shall be deemed to have been made within the State of Georgia, and shall be interpreted and construed and enforced in accordance with the laws of the State of Georgia without regard to its conflicts of law provision. This Agreement shall be subject to specific performance.  Any or all actions or proceedings which may be brought by either Party under this Agreement shall be brought in courts having a situs within the State of Georgia, and Employee and the Company each hereby consent to the jurisdiction of any local, state or federal court located within the State of Georgia.

16.                               Right to Review. Employee is hereby advised of Employee’s rights to review this Agreement with counsel of Employee’s choice. Employee has had the opportunity to consult with an attorney and/or other advisor of Employee’s choosing before signing the Agreement, and was given a period of twenty-one (21) days to consider the Agreement. Employee is permitted, at his discretion, to return the Agreement prior to the expiration of this 21-day period. Employee acknowledges that in signing this Agreement, Employee has relied only on the promises written in this Agreement, and not on any other promise made by the Company or any other entity or person.

17.                               No Pending Actions. Employee represents that Employee has not filed any complaints, charges or claims against the Company with any local, State, or Federal agency or court, or with any other forum.

18.                               Return of Property. Employee agrees to immediately return any Company property no matter where located to the Company including, but not limited to, Company laptop, telephone, computer, iPad, I.D. card, corporate credit card, keys, computer disks,  and written/electronic material prepared in the course of employment at the Company. Employee covenants and agrees that if he determines any Company property is in his possession in the future he will promptly notify the Company and return the property. Employee agrees to refer any Company related business calls to the current Chief Executive Officer.

19.                               Severability. If any provision of this Agreement, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, Employee and the Company agree that the court or other appropriate decision-making authority making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. In the event that any court or other appropriate decision-making authority determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent invalid or unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall nonetheless survive and be enforced to the fullest extent permitted by law.

20.                               Entire Agreement.  Except as otherwise expressly provided herein, this Agreement and Release, together with the General Release constitute the entire agreement between the Parties and supersede any and all prior agreements, whether written or oral, including (except as expressly set forth herein) the Employment Agreement. This Agreement may not be modified or changed, except in a written agreement signed by both Parties.

21.                               Counterparts. The Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

22.                               Taxes.  Any payments made or benefits provided to you under this Agreement will be reduced by any required federal and state withholding and employment taxes.  For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Internal Revenue Code (the “Code”), each payment of compensation under the Agreement shall be treated as a separate payment of compensation for purposes of applying the Section 409A of the Code deferral election rules and the exclusion from Section 409A of the Code for certain short-term deferral amounts.  Any amounts payable solely on account of an involuntary separation from service within the meaning of Section 409A of the Code shall be excludable from the requirements of Section 409A of the Code, either as involuntary separation pay or as short-term deferral amounts to the maximum possible extent.  Further, any reimbursement or in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in the Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.  Furthermore, Company and Employee agree that they reasonably believe that the payments and benefits to Employee under the Employment Agreement and this Agreement are not subject to taxation under the provisions of Section 409A of the Code.  Company represents that it has not and will not (directly or indirectly) report to the Internal Revenue Service any payments or benefits to or in respect of the Employee as being subject to Section 409A of the Code on Employee’s W-2, Form 1099, or in any other manner.

23.                               Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, and addressed to you at your last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

24.                               Indemnification.  Employee agrees to indemnify and hold harmless each and all of the Releasees from and against any and all direct and indirect loss, cost, damage, or expense, including, but not limited to, reasonable attorneys’ fees, incurred by the Releasees, or any of them, arising out of any breach by Employee of this Agreement, or the fact that any representation made by Employee in this Agreement was false when made.  Company agrees to indemnify and hold harmless Employee from and against any and all direct and indirect loss, cost, damage, or expense, including, but not limited to, reasonable attorneys’ fees, incurred by Employee arising out of any breach by Company of this Agreement, or the fact that any representation made by Company in this Agreement was false when made.

25.                               Older Worker Benefit Protection. Notwithstanding any other provision of this Agreement to the contrary:

a.              The Company and Employee agree that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed.

b.              The Company and Employee agree that this Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the Age Discrimination in Employment Act of 1967, as amended, and other laws, and further agree that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC.  The Company and Employee further agree that Employee knowingly and voluntarily waives all rights or claims (that arose prior to Employee’s execution of this Agreement) Employee may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) as a consequence of any charge filed with the EEOC, and of any litigation concerning any facts alleged in any such charge.

c.               This Agreement shall not affect or be used to interfere with Employee’s protected right to test in any court, under the Older Worker Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights set forth in this Agreement.

d.              The Company and Employee agree that, for a period of seven (7) days following the execution of this Agreement (the “Revocation Period”), Employee has the right to revoke this Agreement by written notice to Mr. Zachary Parker, Chief Executive Officer, DLH Holdings Corp.  The Company and Employee further agree that this Agreement shall not become effective or enforceable until the eighth (8th) day after the execution of this Agreement; and that in the event Employee revokes this Agreement prior to the eighth (8th) day after the execution of this Agreement, this Agreement, and the promises contained in this Agreement, shall automatically be deemed null and void.  Provided Employee has not revoked this Agreement during the Revocation Period, this Agreement shall automatically become effective on the eighth (8th) day following the receipt by the Company of a copy of this Agreement fully executed by Employee.

e.               The Company hereby advises and urges Employee in writing to consult with an attorney prior to executing this Agreement.  Employee represents and warrants that the Company gave Employee a period of at least twenty-one (21) days in which to consider this Agreement before executing this Agreement.

f.                Employee’s acceptance of monies paid by the Company or securities issued by the Company, as described in Section 2 of this Agreement, at any time more than seven (7) days after the execution of this Agreement shall constitute an admission by Employee that Employee did not revoke this Agreement during the revocation period of seven (7) days; and shall further constitute an admission by Employee that this Agreement has become effective and enforceable.

g.              If Employee executed this Agreement at any time prior to the end of the greater than twenty-one (21) day period that the Company gave Employee in which to consider this Agreement, such early execution was a knowing and voluntary waiver of Employee’s right to consider this Agreement for at least twenty-one (21) days, and was due to Employee’s belief that Employee had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.

EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT EMPLOYEE HAS HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; AND THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH SUCH ADVICE FROM AN ATTORNEY, AS EMPLOYEE DEEMED APPROPRIATE.

SIGNATURE PAGE OF DLH HOLDINGS CORP. (FORMERLY KNOWN AS TEAMSTAFF, INC.) TO

AGREEMENT AND GENERAL RELEASE

DLH Holdings Corp.

By	/s/ Zachary Parker	August 23, 2012
Name:	Zachary Parker	Date
Title:	Chief Executive Officer

SIGNATURE PAGE OF JOHN E. KAHN TO

AGREEMENT AND GENERAL RELEASE

/s/ John E. Kahn	August 23, 2012
John E. Kahn	Date

State of Georgia

FULTON COUNTY

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the county aforesaid and in the state aforesaid to take acknowledgments, personally appeared John E. Kahn who is personally known or whom have produced sufficient identification and whom executed the foregoing instrument and acknowledged before me that he had the authority to execute same in his name and did, in fact, execute the same in the capacity as stated herein.

WITNESS my hand and official seal in the county and state last aforesaid on this 23rd day of August, 2012.

/s/
Notary Public
CC#
My Commission Expires: